    As filed with the Securities and Exchange Commission on October 9, 2001
                                                      Registration No. 333-70134
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   HYSEQ, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          NEVADA                                        36-3855489
  (STATE OR OTHER JURISDICTION                        (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)

                               675 ALMANOR AVENUE
                           SUNNYVALE, CALIFORNIA 94085
                                 (408) 524-8100
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                   TED W. LOVE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                   HYSEQ, INC.
                               675 ALMANOR AVENUE
                           SUNNYVALE, CALIFORNIA 94085
                                 (408) 524-8100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                                    COPY TO:
                             ALAN C. MENDELSON, ESQ.
                                LATHAM & WATKINS
                             135 COMMONWEALTH DRIVE
                          MENLO PARK, CALIFORNIA 94025
                                 (650) 463-4693
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this registration statement.

    If the only securities being registered on this Form are pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]




                                 ---------------

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholder is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.



                  SUBJECT TO COMPLETION, DATED OCTOBER 9, 2001



PROSPECTUS


                                4,561,101 SHARES

                                   HYSEQ, INC.


                                  COMMON STOCK

                                 ---------------


These shares of common stock are being offered by the selling stockholders identified in this prospectus. The selling stockholders may sell their shares of common stock in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell their shares in the section entitled "Plan of Distribution" beginning on page 3.

We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from the sale of these shares.

                                 ---------------


OUR COMMON STOCK IS QUOTED ON THE NASDAQ NATIONAL MARKET UNDER THE SYMBOL "HYSQ." ON OCTOBER 8, 2001, THE LAST REPORTED SALE PRICE FOR OUR COMMON STOCK ON THE NASDAQ NATIONAL MARKET WAS $8.42 PER SHARE.


                                 ---------------

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 1.

                                 ---------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                   , 2001

                                TABLE OF CONTENTS

                                                                                         PAGE
        Risk Factors.......................................................................1

        About Hyseq........................................................................1

        Special Note Regarding Forward-Looking Statements..................................1

        Use of Proceeds....................................................................1

        Selling Stockholders...............................................................2

        Plan of Distribution...............................................................3

        Legal Matters......................................................................5

        Experts............................................................................5

        Where You Can Find More Information................................................5

                                 ---------------

        You should rely only on the information we have provided or incorporated by reference in this prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with additional or different information. The selling stockholders are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. In this prospectus, unless otherwise indicated, "Hyseq," "we," "us" or "our" refer to Hyseq and its subsidiaries.

        We own or have rights to use trademarks or trade names that we use in conjunction with the operation of our business. Hyseq is a registered trade and service mark of the Company. All other trademarks, service marks and trade names referred to in this Prospectus are the property of their respective owners.

                                  RISK FACTORS

        An investment in our common stock involves a high degree of risk. You should consider carefully the risk factors contained in our most recent filing on Form 10-K and all other information contained in and incorporated by reference in this prospectus before making an investment decision. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

                                   ABOUT HYSEQ

        We are engaged in research and development of novel biopharmaceutical products from our collection of proprietary genes discovered using our high-throughput screening-by-hybridization platform. We believe our screening-by-hybridization platform, which is related to our proprietary sequencing-by-hybridization (SBH) technology, gives us a significant advantage in discovering novel, rarely-expressed genes. We believe we possess one of the most important proprietary databases of full-length human gene sequences. To date, our activities have focused primarily on full-length gene sequencing, patenting, bioinformatics and early stage research activities to prioritize our therapeutic protein candidates. As of June 30, 2001, we had filed patent applications on more than 7,100 full-length gene sequences. We are currently investigating potential applications for two molecules, IL-1Hyl and CD39L4, including potential applications for inflammatory diseases and for heart disease. Meanwhile, we are expanding and accelerating our research activities to elucidate the role of other novel genes in our proprietary database. Our database includes genes which encode chemokines, growth factors, stem cell factors, interferons, integrins, hormones, receptors and other potential protein therapeutics or drug targets.

        We were incorporated in Illinois in August 1992 and reincorporated in Nevada in November 1993. Our executive offices are located at 675 Almanor Avenue, Sunnyvale, California 94085 and our telephone number is (408) 524-8100. Our World Wide Web address is http://www.hyseq.com. Information contained in our World Wide Web site should not be considered to be part of this prospectus.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements in the section entitled "Risk Factors" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry's results, levels of activity, or achievements to be materially different from any future results, levels of activity or achievements expressed or implied by such forward-looking statements. Such factors include, among others, those listed under "Risk Factors" and elsewhere in this prospectus.

        In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "intend," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," or "continue," or the negative of such terms or other comparable terminology.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. Except as may be required by law, we undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available in the future.

                                 USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling stockholders.

                              SELLING STOCKHOLDERS


        On August 28, 2001, we sold an aggregate of 3,040,733 shares of our common stock to the selling stockholders in a private placement and issued the selling stockholders warrants to purchase an aggregate of 1,520,368 shares of common stock. In connection with this sale, we agreed to file a registration statement with the SEC covering the resale of the shares, including the shares issuable upon exercise of the warrants. The following table sets forth the names of the selling stockholders, the number of shares of our common stock that each selling stockholder beneficially owns as of September 21, 2001 and the number of shares which may be offered pursuant to this prospectus. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. No selling stockholder may exercise its warrant if such exercise would result in the selling stockholder owning more than 4.999% of our outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise). Percentage ownership is based on 19,103,574 shares of common stock outstanding as of October 4, 2001. Each selling stockholder may sell all, some or none of the common stock being offered.


                                                                              SHARES BENEFICIALLY
                                                SHARES          SHARES         OWNED SUBSEQUENT
                                             BENEFICIALLY     OFFERED BY      TO THE OFFERING (1)
NAME OF SELLING STOCKHOLDER                 OWNED PRIOR TO       THIS       ----------------------
---------------------------                  THE OFFERING     PROSPECTUS     SHARES      PERCENT
                                            --------------    ----------    -------      ---------
Blue Ridge Limited Partnership                 428,573         428,573           0           *
Cranshire Capital, L.P.                        353,573         353,573           0           *
Euram Cap. Strat. (A) Fund Ltd.                 75,000          75,000           0           *
Narragansett I, LP                             328,821         328,821           0           *
Narragansett Offshore, Ltd.                    667,607         667,607           0           *
SDS Merchant Fund, L.P.                        150,000         150,000           0           *
Peter S. Garcia(2)                              21,735          21,435          300          *
Pine Ridge Financial, Inc.                     576,858         567,858           0           *
The Rathmann Family 1989 Revocable
Trust(2)                                     3,613,078         857,142       2,755,936     14.4
Richard G. Robb                                137,500          37,500        100,000        *
Swiftcurrent Partners, L.P.                    214,287         214,287           0           *
Ted W. Love(2)                                 260,903          21,435        239,468       1.3
Vulcan Ventures Inc.                           750,000         750,000           0           *
Vertical Ventures, LLC                          21,435          21,435           0           *
William Bennett(2)                              27,435          21,435         6,000         *
Weist Family Trust(2)                          251,675          45,000        206,675       1.1

---------------

*       Less than 1% of the outstanding shares of common stock.

(1) Assumes the sale of all shares, including shares issuable upon exercise of the warrants, offered hereby.

(2) These selling stockholders have agreed, pursuant to ongoing discussions that we are having with the NASD, not to vote or transfer their shares of common stock offered pursuant to this prospectus until such time as the offer and sale of the shares to them in the private placement has been ratified by our stockholders.

        William F. Bennett, Ph.D. has served as our Senior Vice President Research since July 2001.

        Peter S. Garcia has served as our Senior Vice-President and Chief Financial Officer since May 2001.

        Ted W. Love, M.D. has served as our President and Chief Executive Officer since March 2001, and as a director since February 2001. Dr. Love served as our President and Chief Operating Officer from January 2001 until March 2001.

        George B. Rathmann, Ph.D. has served as Chairman and a director since February 2000. Dr. Rathmann served as our Chief Executive Officer from May 2000 to March 2001, and also served as our President from May 2000 to January 2001. We have entered into a Line of Credit Agreement, dated as of August 6, 2001, with Dr. Rathmann, which provides us with a credit line of up to an aggregate principal amount of $20 million, with interest on outstanding principal amounts at a rate per annum equal to one percent (1%) above the prime rate most recently announced by Bank of America National Trust and Savings Association. We can repay borrowings under the credit line with shares of our common stock. In November 2000, we entered into another $20 million line of credit with Dr. Rathmann, which we completely drew down in March 2001 and repaid by issuing 2,237,637 shares of our common stock.

        Robert D. Weist has served as a director since May 1993 and as Vice Chairman since February 2000. Mr. Weist served as Chairman from March 1994 until February 2000 and as President from May 1993 until March 1994. Mr. Weist and his spouse serve as co-trustees of the Weist Family Trust.

        Except as stated above, we are unaware of any material relationship between the selling stockholders and us in the past three years other than as a result of the ownership of shares of our common stock.

        We are registering the shares of our common stock offered by the selling stockholders pursuant to contractual registration rights we granted to the selling stockholders. We have filed a registration statement related to the shares offered hereby and have agreed to keep such registration statement effective until the earlier of (1) the date on which all the shares have been sold or may be sold without volume restrictions pursuant to Rule 144(k) under the Securities Act, and (2) two years after the registration statement is declared effective.

        We will pay the registration and filing fees, printing expenses, listing fees, blue sky fees, if any, and fees and disbursements of our counsel in connection with this offering, but the selling stockholders will pay any underwriting discounts, selling commissions and similar expenses relating to the sale of the shares. In addition, we have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, in connection with this offering. The selling stockholders have agreed to indemnify us and our directors and officers, as well as any person that controls us, against certain liabilities, including liabilities under the Securities Act.

                              PLAN OF DISTRIBUTION

        The selling stockholders and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

        - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

        - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

        - purchases by broker-dealer as principal and resale by the broker-dealer for its account;

        - an exchange distribution in accordance with the rules of the applicable exchange;

        -   privately negotiated transactions;

        -   short sales;

        - broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

        -   a combination of any such methods of sale; and

        -   any other method permitted pursuant to applicable law.

        The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

        Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

        The selling stockholders may from time to time pledge or grant a security interest in some or all of the Shares or common stock or Warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

        The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for the purposes of this prospectus.

        The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed the Company that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

        We have advised the selling stockholders that they are required to comply with Regulation M promulgated under the Securities and Exchange Act during such time as they may be engaged in a distribution of the shares. With some exceptions, Regulation M precludes any selling stockholder, any affiliated purchaser and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the common stock.

        We are required to pay all fees and expenses incident to the registration of the shares, including $10,000 of fees and disbursements of counsel to the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

        Kummer Kaempfer Bonner & Renshaw of Las Vegas, Nevada will issue an opinion about certain legal matters with respect to the common stock being offered in this prospectus.

                                     EXPERTS


        The financial statements of Hyseq Inc. and subsidiaries as of December 31, 2000 and for the year then ended have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        Ernst & Young LLP, independent auditors, have audited our consolidated balance sheet as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. These financial statements are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

        We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C., 20549, as well as at the SEC's regional office at 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's Web site at "http://www.sec.gov". In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006.

        The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Further, all filings we make under the Securities Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

        1. Our Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on April 2, 2001;

        2. Our Quarterly Reports for the quarters ended March 31, 2001 and June 30, 2001, filed with the SEC on May 15, 2001 and August 14, 2001;

        3. Our Current Reports on Form 8-K, filed with the SEC on January 17, 2001, February 21, 2001, March 23, 2001, May 3, 2001, May 21, 2001, July 20,
2001 and September 12, 2001.

        4. The description of our common stock set forth in our Registration Statement on Form 8-A, filed with the SEC on July 23, 1997.

        We will provide to you at no cost a copy of any and all of the information incorporated by reference into the registration statement of which this prospectus is a part. You may make a request for copies of this information in writing or by telephone. Requests should be directed to:

                                   Hyseq, Inc.
                           Attention: Peter S. Garcia
                               675 Almanor Avenue
                               Sunnyvale, CA 94085
                                 (408) 524-8100

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        Securities and Exchange Commission Registration Fee            $8,362.02

        Nasdaq National Market Listing Fee                            $17,500.00

        Legal Fees and Expenses                                       $35,000.00

        Accountants' Fees and Expenses                                $13,000.00

        Miscellaneous                                                 $10,037.98

                Total                                                 $83,900.00
                                                                       =========

        The foregoing items, except for the Securities and Exchange Commission Registration Fee, are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Pursuant to the provisions of Section 78.7502 of the Nevada General Corporation Law, every Nevada corporation has authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause or belief his conduct was unlawful.

        Pursuant to the provisions of Section 78.7502, every Nevada corporation also has the authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including amounts paid in settlement and attorneys' fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made, however, for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

        To the extent any person referred to in the two immediately preceding paragraphs is successful on the merits or otherwise in defense of any action, suit or proceeding, the Nevada General Corporation Law provides that such person must be indemnified by the corporation against expenses including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

        Section 78.751 of the Nevada General Corporation Law requires the corporation to obtain a determination that any discretionary indemnification is proper under the circumstances. Such a determination must be made by the corporation's stockholders; its board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; or under certain circumstances, by independent legal counsel. Our Amended and Restated Bylaws provide that we shall indemnify our directors, officers, employees and agents to the fullest extent provided by the Nevada General Corporation Law.

        In addition, Section 78.037 of the Nevada General Corporation Law permits Nevada corporations to include in their articles of incorporation a provision eliminating the personal liability of their directors and officers to the corporation or stockholders for damages resulting from their breach of fiduciary duties, other than any liability for (i) acts or omissions involving intentional misconduct, fraud or a knowing violation of law, or (ii) unlawful distributions. Our Amended and Restated Articles of Incorporation contain such a provision.

        We have entered into indemnification agreements with each of our officers and directors in which we agree to indemnify and hold harmless the officer or director to the fullest extent permitted by applicable law in connection with any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation not initiated by the officer or director, by reason of the fact that such person is or was a director, officer, employee, agent or fiduciary of us, or is or was serving at our request as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any and all expenses, judgments, penalties, fines and settlement amounts actually and reasonably incurred by such officer or director or on his or her behalf (including mandatory advancement of expenses), if such person acted in good faith and in a manner which such person believed to be or not opposed to our best interests. The indemnification agreements set forth procedures that apply in the event of a claim for indemnification thereunder.

        We also maintain insurance to protect ourself and our directors, officers, employees and agents against expenses, liabilities and losses incurred by such persons in connection with their service in the foregoing capacities.

ITEM 16. EXHIBITS


   EXHIBIT NO.                              DESCRIPTION OF DOCUMENT
       3.1         Amended and Restated Articles of Incorporation of Hyseq, Inc., including
                   Amendment No. 1 and Amendment No. 2 thereto.(1)

      *3.2         Amendment No. 3 to Amended and Restated Articles of Incorporation of
                   Hyseq, Inc.

       3.3         Amended and Restated By-Laws of Hyseq, Inc.(2)

       4.1         Specimen Common Stock certificate.(3)

       4.2         Rights Agreement between Hyseq, Inc. and U.S. Stock Transfer, dated June 5,
                   1998.(4)

      *4.3         Form of Securities Purchase Agreement, dated as of August 28, 2001, by and among Hyseq, Inc. and the investors party thereto.

   EXHIBIT NO.                              DESCRIPTION OF DOCUMENT
      *4.4         Form of Registration Rights Agreement, dated as of August 28, 2001, by and among Hyseq, Inc. and the investors party thereto.

      *4.5         Form of Warrant, dated as of August 28, 2001.

      *5.1         Opinion of Kummer Kaempfer Bonner & Renshaw.

      23.1         Consent of KPMG LLP, Independent Auditors.

      23.2         Consent of Ernst & Young LLP, Independent Auditors.

     *23.3         Consent of Kummer Kaempfer Bonner & Renshaw.

     *24.1         Power of Attorney.

------------------------------

 *  Previously filed.


(1) Incorporated by reference to our Registration Statement filed on Form S-1, File No. 333-29091, filed on June 12, 1997.

(2) Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed on April 2, 2001.

(3) Incorporated by reference to our Registration Statement filed on Form S-1, File No. 333-29091, filed on June 12, 1997.

(4) Incorporated by reference to our Current Report on Form 8-K, filed on July 31, 1998.


ITEM 17. UNDERTAKINGS

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made pursuant to this registration statement, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) of

Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES



        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 8th day of October, 2001.


                                  HYSEQ, INC.

                                  By: /s/ DR. TED W. LOVE
                                     -----------------------------------------
                                         Dr. Ted W. Love
                                         President and Chief Executive Officer




        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

         SIGNATURE                              TITLE                        DATE
         ---------                              -----                        ----
                                    President and Chief Executive       October 8, 2001
     /s/ Dr. Ted W. Love                       Officer
 ------------------------------     (Principal Executive Officer)
       Dr. Ted W. Love


                                      Senior Vice President and         October 8, 2001
               *                       Chief Financial Officer
 ------------------------------       (Principal Financial and
        Peter S. Garcia                  Accounting Officer)


               *                       Chairman of the Board of         October 8, 2001
 ------------------------------              Directors
     George B. Rathmann


               *                      Vice Chairman of the Board        October 8, 2001
 ------------------------------            of Directors
       Robert D. Weist


               *                             Director                   October 8, 2001
------------------------------
      Dr. Raymond F. Baddour


               *                             Director                   October 8, 2001
 ------------------------------
     Dr. Radoje Drmanac


               *                             Director                   October 8, 2001
 ------------------------------
     Thomas N. McCarter


               *                             Director                   October 8, 2001
 ------------------------------
         Dr. Ernst Schweizer

*By:    /s/ Dr. Ted W. Love
    ---------------------------
            Dr. Ted W. Love
           ATTORNEY-IN-FACT

                                INDEX TO EXHIBITS


   EXHIBIT NO.                              DESCRIPTION OF DOCUMENT
       3.1         Amended and Restated Articles of Incorporation of Hyseq, Inc., including
                   Amendment No. 1 and Amendment No. 2 hereto.(1)

      *3.2         Amendment No. 3 to Amended and Restated Articles of Incorporation of
                   Hyseq, Inc.

       3.3         Amended and Restated By-Laws of Hyseq, Inc.(2)

       4.1         Specimen Common Stock certificate.(3)

       4.2         Rights Agreement between Hyseq, Inc. and U.S. Stock Transfer dated June 5,
                   1998.(4)

      *4.3         Form of Securities Purchase Agreement, dated as of August 28, 2001, by and among Hyseq, Inc. and the investors party thereto.

      *4.4         Form of Registration Rights Agreement, dated as of August 28, 2001, by and among Hyseq, Inc. and the investors party thereto.

      *4.5         Form of Warrant, dated as of August 28, 2001.

      *5.1         Opinion of Kummer Kaempfer Bonner & Renshaw.

      23.1         Consent of KPMG LLP, Independent Auditors.

      23.2         Consent of Ernst & Young LLP, Independent Auditors.

     *23.3         Consent of Kummer Kaempfer Bonner & Renshaw.

     *24.1         Power of Attorney.

------------------------------

 *  Previously filed.


(1) Incorporated by reference to our Registration Statement filed on Form S-1, File No. 333-29091, filed on June 12, 1997.

(2) Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed on April 2, 2001.

(3) Incorporated by reference to our Registration Statement filed on Form S-1, File No. 333-29091, filed on June 12, 1997.

(4) Incorporated by reference to our Current Report on Form 8-K, filed on July 31, 1998.